EXHIBIT 99.1

James Michael Sullivan BBA CFA

I am a seasoned corporate/project finance and business development professional with a broad range of experience in the energy, environmental and renewable sectors. I am able to lead and be part of team; I understand how to be at the top and part of the chain of command. My primary goals in terms of work are to seek positions where there is an appropriate balance of authority and responsibility, where I can utilize my experience base and contribute to the bottom line of an organization. I have a “can-do” approach towards all tasks with a consistently high level of productivity.

Skills

Corporate / Project Finance
Energy Project Evaluation / Modeling
Renewable Energy
Mergers and Acquisitions
Deal Origination and Structuring
Capital Formation
Research & Strategic Planning
Debt/Equity Capital Raising
Contract Negotiation

Experience

Jul 2001 – Present

AFFLUENCE CAPITAL CORPORATION – Partner Corporate finance advisory services:

•	Contract CFO for emerging companies (public and private);
•	Diversified experience in capital formation, management advisory services
•	including strategic planning, merger/acquisition, fairness opinion, evaluations &
•	financial modeling, business development origination, deal structuring, creditor work-out strategies, corporate & project finance, audit and tax planning
•	List of accomplishments:
•	Contract CFO various oil & gas producer (public and private)
•	Contract CFO for oil sands production company seeking $550 million
•	$100 million equity financing oil and gas companies.
•	$500 million energy infrastructure merger and acquisition assignments
•	$20 million flow-through fund – oil and gas
•	$15 million equity financing for midstream energy company
•	$25 million financing - Watt-Ex (Alberta electricity exchange)
•	Structured conversion of DanOil into Acclaim Energy Trust (>billion fund)
•	Structure $700 million sale of Midcoast Energy to Enbridge

Jun. 1998 – Jul. 2001

ENERGY PROCESSORS INC. – CFO and VP Business Development

Founder and executive team member of private energy midstream (oil and gas infrastructure) company Consolidated $100 million energy infrastructure assets, sold company to AltaGas Energy in 2001

Dec. 1996 - Jun. 1998

MORRISON FACILITIES INFRASTRUCTURE FUND - CFO

Structured and implemented $200 million energy trust fund public offering on the Toronto Stock Exchange Sold management contract to Middlefield Investments

Dec. 1996 - Jun. 1998

DEVON ENERGY CANADA – VP Capital Markets/Midstream Income Fund Monetization of assets in private and capital market transactions.

Jan. 1990 -Dec. 1996

TRANSCANADA PIPELINES – Manager, Project Finance

International Project Finance: Primary role in structuring and financing of over US $3.0 billion international infrastructure projects. Responsibilities include team participation, contract negotiation, capital markets fund raising, credit enhancement structuring, coordination of political risk insurance, liaison with export credit agencies and bi/multi-lateral financial institutions;

World Bank - Project Finance Representative
Member  of  Washington  DC  based  project  finance  team  responsible  for  development  and financing international  energy sector  infrastructure  investment opportunities – focus  areas included sub-Sahara Africa and Pacific rim.

Project financings include:

            OCENSA, US $2.2 billion crude oil pipeline in Colombia;
            TRANSGAS, US $350 million gas pipeline in Colombia;
            SONGAS, US $300 million gas pipeline and power generation project in Tanzania.

Domestic Project Finance:
Concluded  of  over  US  $2.0  billion  of  energy  sector  project  financings. Responsibilities included contract negotiations, financial structuring & modeling, establishing a credit rating for the project, marketing and fund raising in the capital and bank markets.

Project financings include:

             Express Crude Oil Pipeline – US $500 million,
             Tuscarora Gas Transmission Project – US $150 million
             Iroquois Gas Transmission Pipeline Project - US $ 700 million
             500 MW Ocean State Power Plant – US $ 500 million
             Northern Border Pipeline master limited partnership – advisor

Jul. 89 -Jan. 90

RANGER OIL LIMITED – Senior Financial Analyst

Management of $200 million corporate investment portfolio. Corporate financial modeling, evaluation of mergers and acquisitions, managing the annual budget and long range planning process.

Mar. 85 -Jan. 89

NORTH CANADIAN OILS LIMITED – Senior Financial Analyst

Corporate financial modeling for oil and gas acquisitions, tax planning, and planning/budget process.

Jan. 82 -Mar. 85

HUSKY OIL/CANTERRA ENERGY LIMITED - Financial Analyst

 Financial accounting, economic evaluation of oil and gas prospects.

Education

1992 Executive Management Programs at the University of Toronto
1990 CFA - Chartered Financial Analyst Designation – Charlottesville, Va.
1990 Canadian Securities and Options & Futures Course
1981 BBA - Bachelor of Business Administration - University of New Brunswick

Other Activities

Proficient in MS Office (Word, Excel, Power Point)
Director and Treasurer of National Charity for Disabled Person (Independent Resource of Canada)